Plains Exploration & Production Company PXP PXP Third Quarter Conference Call November 2006 Exhibit 99.2

PXP
Except for the historical information contained herein, the
matters discussed in this presentation are “forward-looking
statements” as defined by the Securities and Exchange
Commission.  These statements involve certain assumptions PXP made based on its experience and perception of historical trends, current conditions, expected future developments and other
factors it believes are appropriate under the circumstances.
The forward-looking statements are subject to a number of
known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially.  These risks and uncertainties include, among other things, uncertainties inherent in the exploration for and development and production of oil & gas and in estimating reserves, unexpected future capital expenditures, general economic conditions, oil and gas price volatility, the success of our risk management activities,
competition, regulatory changes and other factors discussed in
PXP’s filings with the Securities and Exchange Commission.
Corporate Headquarters
Contacts
Plains Exploration & Production Company
700 Milam, Suite 3100
Houston, Texas 77002
James C. Flores - Chairman, President & CEO
Winston M. Talbert – Exec. Vice President & CFO
Scott Winters – Vice President Investor Relations
Joanna Pankey - Investor Relations Analyst
Phone: 713-579-6000
Toll Free: 800-934-6083
Email: investor@plainsxp.com
Web Site: www.plainsxp.com
Forward Looking Statements
The information in this handout is intended solely for your personal use. It is not for reproduction or distribution to others without PXP’s consent.
Corporate Information

PXP
Third Quarter Summary Results
$272.7
$36.98
$280.9
60.6
2005
($31.8)
$20.37
$262.6
59.2
82%
7%
2%
n/m
YOY%
Change
3 Months Ended
Sept. 30
Revenues
(MM’s)
Net Income
(MM’s)
Cash Margins per BOE
(1)
Sales Volumes
(MBOEPD)
2006
(1) A non-GAAP measure. See reconciliation to the GAPP measure on the last slide.

PXP
Highlights To Date
Completed two asset sales worth $1.6 billion to PXP
–
Received $864 million in September for California/Texas assets
–
Received $706 million in November for 2 GOM DW Miocene discoveries
Strengthened balance sheet
–
Redeemed $250 million 7 1/8% notes
–
Tendered and redeemed $275 million 8 3/4% notes
–
Retired $605 million in hedge liabilities
Repurchased $100 million or 2.5 million shares as of 7/31/06, previously announced in August

5 PXP Outlook 2007 Significant exploration potential Large continuous development program Strong balance sheet Downside commodity price protection

PXP
Operating Strategy to Increase Value
Exploration
California land value
Acquisitions
Meaningful
value growth
per share
GROWTH
Today                                                       Future
Legacy California oil fields
Substantial
cash flow per
share
DEVELOP

7 PXP 2004 – 2007 Capital 2004 2005 2006E 2007E Development Exploration $215 $610 $430 $600 Excludes acquisitions, includes capitalized interest and G&A.

PXP
Development – Onshore California
330 MMBOE
proved reserves
(1)
24 yr R/P
200+ MMBOE
resource potential
2,500+ future well
locations
Los Angeles
Basin
Los Angeles
Basin
San Joaquin
Valley
San Joaquin
Valley
Arroyo
Grande
Arroyo
Grande
(1) Adjusted to reflect recently completed asset sale.

PXP
Exploration – Miocene Trend
Gulf of Mexico
PXP Prospects PXP Drilling PXP Discoveries
Norman
Friesian
Big Foot
New Orleans
Caesar
Building on historical
successes
30+ prospects
Future participation
dependent on
continued success
Experienced partners
Breton
Sound

PXP
Volume Growth Potential from
2007 Risked Exploration Success
55,000
BOEPD*
3% CAGR
from
Core Asset
Development
10% CAGR
with
2007 Risked
Exploration
Success
* Mid-point of 2007 guidance.
2007 2008 2009 2010 2011
Development Exploration

11 PXP Delivering Future Value Develop legacy oil fields Growth – Exploration – California land value – Acquisitions Simplify reporting Strong balance sheet Share repurchase Financially Operationally

PXP
GAAP to Non-GAAP Reconciliation
The following table reconciles gross margin before DD&A (GAAP) to cash margin (Non-GAAP) for the three months ended September 30, 2006 and 2005.
Cash margin is calculated by adjusting gross margin before DD&A to exclude hedging expense included in oil and gas revenues and to deduct cash derivative settlements. Management believes this presentation may be helpful to investors as it represents the cash generated by our oil and gas production that is available for, among other things, capital expenditures and debt service. PXP management uses this information to analyze operating trends and for comparative purposes within the industry. This measure is not intended to replace the GAAP statistic but to provide additional information that may be helpful in evaluating the
Company's operational trends and performance.
(1) In 2005 gas revenues included amounts attributable to buy-sell contracts related to our thermal recovery operations in California and associated costs were included in steam gas costs. As a result of our adoption of EITF 04-13 effective January 1, 2006, in 2006 certain costs associated with such contracts are reflected as a reduction in gas revenues and the associated volumes are not included in sales volumes. Amounts per BOE reflected in the foregoing table are based on production volumes for 2005 and sales volumes for 2006.
Three Months Ended
September 30,
2005 2006
$    20.37 $    36.98 Cash margin (Non-GAAP)
- (0.52) Natural gas purchases
(18.17) (4.05) Oil & gas production
Cash derivative settlements
4.72 6.55
Hedging expense included in oil
and gas revenues
33.82 35.00 Gross margin before DD&A (GAAP)
(0.44) (0.41) Gathering and transportation
(0.90) (1.25) Production and ad valorem taxes
(1.58) (1.79) Electricity
(3.17) (2.82) Steam gas costs
(6.41) (9.03) Lease operating expenses
Costs and expenses
$    46.32 $    50.30 Oil and gas revenues
Cash Margin per BOE (1)

Plains Exploration & Production Company PXP PXP Third Quarter Conference Call November 2006